STATE STREET RESEARCH EXCHANGE TRUST

                            Certificate of Resolution

         I, the undersigned Darman A. Wing, hereby certify that I am Assistant Secretary of State Street Research Exchange Trust (the "Trust"), a Massachusetts business trust duly authorized and validly existing under Massachusetts law, and that the following is a true, correct and complete statement of a vote duly adopted by the Trustees of said Trust on May 5, 1995:

         "VOTED: That Francis J. McNamara, III and Darman A. Wing be, and each hereby is, authorized and empowered, for and on behalf of the Trust, its principal financial and accounting officer, and in their name, to execute, and file a Power of Attorney relating to, the Trust's Registration Statements under the Investment Company Act of 1940 and/or the Securities Act of 1933, and amendments thereto, the execution and delivery of such Power of Attorney, Registration Statements and amendments thereto, to constitute conclusive proof of such authorization."

          I further certify that said vote has not been amended or revoked and the same is now in full force and effect.
         IN WITNESS WHEREOF, I have hereunto set my hand this 29th day of April, 1998.
                                                /s/ Darman A. Wing
                                                -------------------
                                                Darman A. Wing
                                                Assistant Secretary